Exhibit 5.2

September 21, 2009

TransCanada Corporation
450 - 1st Street S.W.
Calgary, Alberta, Canada, T2P 5H1

Ladies and Gentlemen:

        We hereby consent to the references to this firm on the cover page, and under the captions "Enforceability of Civil Liabilities", "Legal Matters", and "Interest of Experts", and "Documents Filed as Part of the Registration Statement" in the prospectus included as part of the registration statement on Form F-10 (Registration No. 333-161929) of TransCanada Corporation.

Very truly yours,
(Signed) Stikeman Elliott LLP
Stikeman Elliott LLP

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